Exhibit 99.1

CURO Announces Closing of Sale of Legacy U.S. Direct Lending Business

Community Choice Financial Completes Purchase for $345 million
Key Terms Consistent with May 19, 2022 Transaction Announcement
Purchase of First Heritage Credit Expected to Close by July 15

July 11, 2022
Wichita, Kansas--(Business Wire)-- CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), a tech-enabled, omni-channel consumer finance company serving non-prime and prime consumers in the U.S. and Canada, today announced that on July 8, 2022 it completed the divestiture of its Legacy U.S. Direct Lending business to Community Choice Financial, a consumer financial services company based in Dublin, Ohio, for total cash consideration of $345 million. The consideration includes $310 million in cash paid at closing and $35 million payable over the next 12 months.
“We are pleased to announce the closing of the sale of our legacy US Direct Lending business to Community Choice,” said Don Gayhardt, Chief Executive Officer of CURO. “We thank the more than 1,700 employees of these operations for their work for CURO and we are confident that Community Choice will be an excellent owner and operator of these businesses.”
The Company also announced that it expects to complete the previously announced acquisition of First Heritage Credit by July 15, 2022 on terms consistent with the May 19, 2022 transaction announcement.
More information about these transactions can be found in the “Events & Presentations” section of CURO’s Investors website at https://ir.curo.com/events-and-presentations.
Advisors
Jefferies Inc. served as sell-side financial advisors and King & Spalding LLP served as legal counsel to CURO in these transactions. Stephens Inc. served as financial advisors and Morrison Foerster served as legal counsel to Community Choice Financial. Stephens Inc. served as financial advisors and Butler Snow served as legal counsel to First Heritage Credit.
Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include statements regarding projections, estimates and assumptions about the timing of the closing of First Heritage Credit transaction and release of second quarter 2022 financial results. In addition, words such as "confident," "will," "expects," and variations of such words and similar expressions are intended to identify forward-looking statements. The ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: the inability of the parties to successfully or timely consummate the First Heritage transaction due to, among other risks, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Company or the expected benefits of the proposed transaction as well as other factors discussed in our filings with the Securities and Exchange Commission. These expectations and assumptions may prove to be inaccurate in the future, are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.
About CURO
CURO Group Holdings Corp. (NYSE: CURO) serves the evolving needs of the financial consumer. In 1997, the Company was founded in Riverside, California by three Wichita, Kansas childhood friends to meet the growing consumer need for short-term loans. Their success led to opening stores across the United States, later expanding to offer online loans and financial services in the United States and Canada and now broadening into a full-spectrum consumer lender through the point-of-sale / buy-now-pay-later channel. CURO combines its market expertise with a fully integrated technology platforms, an omni-channel approach and advanced credit decisioning to provide an array of credit products across all mediums. CURO operates under a number of brands including Cash Money®, LendDirect®, Flexiti®, Heights Finance®, Quick Credit®, Covington Credit®, Southern Finance®, FirstPhase®, Opt+® and Revolve Finance®. With over 20 years of operating experience, CURO provides financial freedom to non-prime consumers.

Exhibit 99.1
About First Heritage Credit
Based in Ridgeland, Mississippi, with offices and branch locations in the states of Alabama, Louisiana, Mississippi, South Carolina, and Tennessee, First Heritage Credit offers short- and long-term personal loans designed to provide its customers with a convenient and dependable source for additional cash when they need it.
For more information, visit https://www.1stheritagecredit.com/.
CURO Investor Relations Contact:
Roger Dean
Executive Vice President and Chief Financial Officer
Phone: 844-200-0342
Email: IR@curo.com

(CURO-NWS)